Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2024
BANNOCKBURN, IL., July 31, 2024 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the second quarter ended June 30, 2024.
Second Quarter 2024 Financial Results and Highlights
•Net revenue of $1,227.2 million, up 14.8% compared to $1,069.1 million in the second quarter of 2023
•Gross profit of $249.4 million, or 20.3% of net revenue, down 0.6% compared to $250.8 million, or 23.5% of net revenue, in the second quarter of 2023
•Net income of $53.0 million, or $0.30 diluted earnings per share, down 53.6% compared to net income of $114.4 million, or $0.63 diluted earnings per share, in the second quarter of 2023
•Adjusted EBITDA of $108.4 million, down 1.5% compared to $110.1 million in the second quarter of 2023
•Cash flow from operations of $195.7 million, compared to $169.5 million in the second quarter of 2023
•Cash and cash equivalents balance of $376.9 million at the end of the second quarter of 2024
•Repurchased approximately $78.1 million of stock
•Amended the First Lien Credit Agreement reducing the interest rate to Term SOFR plus 2.25% and providing $50.0 million of additional liquidity
Note that the second quarter of 2023 net income and cash flow from operations includes $62.8 million related to the termination payment received on behalf of Amedisys, net of merger-related expenses and taxes.
John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team continued to demonstrate its resilience in a difficult environment while never losing focus on providing unparalleled care and delivering hope to patients and their families. I am proud of the financial results we executed on this quarter and we remain committed to delivering on our commitments for 2024.”
Updated Full Year 2024 Financial Guidance
For the full year 2024, Option Care Health expects to generate:
•Net revenue of $4.75 billion to $4.85 billion
•Adjusted EBITDA of $435 million to $450 million
•Cash flow from operations of at least $300 million, consistent with previous guidance
•Effective tax rate of 26% - 28%, consistent with previous guidance
•Net interest expense of approximately $55 million to $60 million, consistent with previous guidance

Conference Call
Option Care Health will host a conference call to discuss its second quarter 2024 financial results later today at 8:30 a.m. ET. The conference call can be accessed via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws and regulations applicable to our business model; changes in market conditions and receptivity to our services and offerings; pending and future litigation; potential liability for claims not covered by insurance; and loss of relationships with managed care organizations and other non-governmental third party payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(UNAUDITED)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$376,872	$343,849
Accounts receivable, net	468,300	377,658
Inventories	281,421	274,004
Prepaid expenses and other current assets	100,820	98,744
Total current assets	1,227,413	1,094,255

NONCURRENT ASSETS:
Property and equipment, net	123,931	120,630
Intangible assets, net	18,542	20,092
Referral sources, net	299,660	315,304
Goodwill	1,540,246	1,540,246
Other noncurrent assets	138,800	126,508
Total noncurrent assets	2,121,179	2,122,780
TOTAL ASSETS	$3,348,592	$3,217,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$535,688	$426,513
Other current liabilities	159,719	191,796
Total current liabilities	695,407	618,309

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,105,575	1,056,650
Other noncurrent liabilities	136,179	120,404
Total noncurrent liabilities	1,241,754	1,177,054
Total liabilities	1,937,161	1,795,363

STOCKHOLDERS’ EQUITY	1,411,431	1,421,672
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,348,592	$3,217,035

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NET REVENUE	$1,227,186	$1,069,072	$2,373,238	$2,084,920
COST OF REVENUE	977,821	818,243	1,885,373	1,605,086
GROSS PROFIT	249,365	250,829	487,865	479,834

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	153,783	153,564	308,525	301,430
Depreciation and amortization expense	14,907	14,898	29,635	29,412
Total operating expenses	168,690	168,462	338,160	330,842
OPERATING INCOME	80,675	82,367	149,705	148,992

OTHER INCOME (EXPENSE):
Interest expense, net	(12,603)	(13,196)	(25,805)	(27,030)
Other, net	3,969	86,332	5,096	87,770
Total other (expense) income	(8,634)	73,136	(20,709)	60,740

INCOME BEFORE INCOME TAXES	72,041	155,503	128,996	209,732
INCOME TAX EXPENSE	18,998	41,100	31,162	56,121
NET INCOME	$53,043	$114,403	$97,834	$153,611

Earnings per share, basic	$0.31	$0.64	$0.56	$0.85
Earnings per share, diluted	$0.30	$0.63	$0.56	$0.84

Weighted average common shares outstanding, basic	172,927	179,807	173,428	180,531
Weighted average common shares outstanding, diluted	174,090	181,241	174,831	181,931

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,834	$153,611
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	30,802	30,801
Other non-cash adjustments	38,874	38,498
Changes in operating assets and liabilities:
Accounts receivable, net	(90,642)	(18,619)
Inventories	(7,417)	(38,643)
Accounts payable	107,558	88,896
Accrued compensation and employee benefits	(30,206)	(3,949)
Prepaid expenses and other current assets	(1,745)	654
Other	(18,187)	8,039
Net cash provided by operating activities	126,871	259,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(15,597)	(13,554)
Business acquisitions, net of cash acquired	—	(12,855)
Net cash used in investing activities	(15,597)	(26,409)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(118,122)	(75,000)
Proceeds from issuance of debt	49,959	—
Other financing cash flows	(10,088)	(10,899)
Net cash used in financing activities	(78,251)	(85,899)

NET INCREASE IN CASH AND CASH EQUIVALENTS	33,023	146,980
Cash and cash equivalents - beginning of the period	343,849	294,186
CASH AND CASH EQUIVALENTS - END OF PERIOD	$376,872	$441,166

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$53,043	$114,403	$97,834	$153,611
Interest expense, net	12,603	13,196	25,805	27,030
Income tax expense	18,998	41,100	31,162	56,121
Depreciation and amortization expense	15,497	15,576	30,802	30,801
EBITDA	100,141	184,275	185,603	267,563

EBITDA adjustments
Stock-based incentive compensation	7,608	7,685	17,213	13,673
Loss on extinguishment of debt	377	—	377	—
Restructuring, acquisition, integration and other (1)	231	(81,910)	3,454	(77,412)
Adjusted EBITDA	$108,357	$110,050	$206,647	$203,824
(1) Restructuring, acquisition, integration and other for the three and six months ended June 30, 2023 includes the Amedisys merger termination fee, net of merger-related expenses